Exhibit 99.2

SEACOR MARINE HOLDINGS INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Introduction

On September 29, 2022, SEACOR Marine Holdings Inc. (the “Company”), SEACOR Marine LLC, a wholly-owned subsidiary of the Company (“SEACOR Marine LLC”), SEACOR Offshore LLC, a wholly-owned subsidiary of the Company (“SEACOR Offshore”), and SEACOR Marine Capital Inc., a wholly-owned subsidiary of the Company (“SEACOR Marine Capital”), on the one hand, and Operadora de Transportes Maritimos, S.A. de C.V. (“OTM”), CME Drillship Holdings DAC (“CME Ireland”), and Offshore Vessels Holding, S.A.P.I. de C.V. (“OVH”) on the other hand, entered into a certain Framework Agreement (the “Framework Agreement”).

Prior to the closing of the Framework Agreement Transactions (defined below), the Company indirectly owned 49% of each of Mantenimiento Express Maritimo, S.A.P.I. de C.V. (“MexMar”) and OVH through SEACOR Marine International LLC, a wholly-owned subsidiary of SEACOR Marine LLC (“SEACOR Marine International”) and the remaining 51% ownership interests were held by OTM. The Company also indirectly owned a minority interest in SEACOR Marlin LLC (“SEACOR Marlin LLC”), the owner of the SEACOR Marlin platform supply vessel, and the remaining ownership interests of SEACOR Marlin LLC were held by MexMar. The Framework Agreement provided for, among other things (collectively, the “Framework Agreement Transactions”), (i) the sale by SEACOR Marine LLC of all of the outstanding equity interests of SEACOR Marine International to OTM for a purchase price of $66 million and (ii) the sale by SEACOR Offshore of the SEACOR DAVIS anchor handling towing supply vessel to CME Ireland in exchange for the remaining equity interests in SEACOR Marlin LLC, such that SEACOR Marlin LLC would become a wholly-owned subsidiary of SEACOR Offshore.

Pro Forma Financial Information

The following unaudited pro forma financial statements are derived from the Company’s historical financial statements. The pro forma adjustments give effect to the Framework Agreement Transactions as described in the notes to the unaudited pro forma financial statements. The unaudited pro forma statements of income for the fiscal year ended December 31, 2021 and for the six months ended June 30, 2022 give effect to the Framework Agreement Transactions as if they had occurred immediately preceding the periods presented. The unaudited pro forma balance sheet as of June 30, 2022, gives effect to the Framework Agreement Transactions as if they had occurred on June 30, 2022.

The pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma financial statements. The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information and expectations, and the Company believes such assumptions are reasonable under the circumstances.

SEACOR MARINE HOLDINGS INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

June 30, 2022

(in thousands, unaudited)

		Sale of	Sale of
		Interest in	Interest in OVH	Sale of Other
	Historical	MexMar JV (1)	JV (2)	Assets (3)	Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$22,608	$44,200	$21,800	$—	$88,608
Restricted cash	3,296	—	—	—	3,296
Receivables:
Trade, net of allowance for credit loss accounts of $1,842 in 2022	55,276	—	—	—	55,276
Other	7,437	—	—	—	7,437
Tax receivable	79	—	—	—	79
Inventories	1,723	—	—	(60)	1,663
Prepaid expenses and other	5,391	—	—	—	5,391

Total current assets	95,810	44,200	21,800	(60)	161,750

Property and Equipment:
Historical cost	1,000,147	—	—	(7,744)	992,403
Accumulated depreciation	(325,091)	—	—	16,649	(308,442)

	675,056	—	—	8,905	683,961
Construction in progress	15,576	—	—	—	15,576

Net property and equipment	690,632	—	—	8,905	699,537

Right-of-use asset - operating leases	5,686	—	—	—	5,686
Right-of-use asset - financing leases	7,131	—	—	—	7,131
Investments, at equity, and advances to 50% or less owned companies	75,923	(64,399)	(3,186)	(6,100)	2,238
Other assets	1,932	—	—	—	1,932

Total assets	$877,114	$(20,199)	$18,614	$2,745	$878,274

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of operating lease liabilities	$2,010	$—	$—	$—	$2,010
Current portion of financing lease liabilities	282	—	—	—	282
Current portion of long-term debt:
Recourse	33,398	—	—	—	33,398
Accounts payable and accrued expenses	39,262	—	—	(15)	39,247
Due to SEACOR Holdings	264	—	—	—	264
Accrued wages and benefits	3,259	—	—	—	3,259
Accrued interest	1,466	—	—	—	1,466
Deferred revenue and unearned revenue	1,369				1,369
Accrued capital, repair and maintenance expenditures	8,208	—	—	(1,197)	7,011
Accrued insurance deductibles and premiums	2,325	—	—	—	2,325
Accrued professional fees	1,372	—	—	—	1,372
Derivatives	24	—	—	—	24
Other current liabilities	4,148	—	—	—	4,148

Total current liabilities	97,387	—	—	(1,212)	96,175

Long-term operating lease liabilities	4,026				4,026
Long-term financing lease liabilities	7,050	—	—	—	7,050
Long-term Debt:					—
Recourse	313,224	—	—	—	313,224
Non-recourse	5,475	—	—	—	5,475
Conversion option liability on convertible senior notes	1	—	—	—	1
Deferred income taxes	33,743	—	—	1,870	35,613
Deferred gains and other liabilities	2,701	—	—	—	2,701

Total liabilities	463,607	—	—	658	464,265

Equity:
SEACOR Marine Holdings Inc. stockholders’ equity:
Common stock, $ .01par value, 60,000,000 shares authorized; 26,954,299 and 26,120,124 shares issued in 2022 and 2021, respectively	272	—	—	—	272
Additional paid-in capital	464,222	—	—	—	464,222
Accumulated deficit	(55,418)	(20,465)	18,614	2,087	(55,182)
Shares held in treasury of 248,638 and 127,887 in 2022 and 2021, respectively, at cost	(1,852)	—	—	—	(1,852)
Accumulated other comprehensive income, net of tax	5,960	266	—	—	6,226

	413,184	(20,199)	18,614	2,087	413,686

Noncontrolling interests in subsidiaries	323	—	—	—	323

Total equity	413,507	(20,199)	18,614	2,087	414,009

Total liabilities and equity	$877,114	$(20,199)	$18,614	$2,745	$878,274

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

SEACOR MARINE HOLDINGS INC.

PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)

For the Six Months Ended June 30, 2022

(in thousands, except share data, unaudited)

		Sale of Interest in	Sale of Interest in	Sale of Other
	Historical	MexMar JV (4)	OVH JV (5)	Assets (6)	Pro Forma
Operating Revenues	$99,608	$—	$—	$—	$99,608

Costs and Expenses:
Operating	83,641	—	—	10	83,651
Administrative and general	20,134	—	—	—	20,134
Lease expense	2,068	—	—	—	2,068
Depreciation and amortization	28,579	—	—	(390)	28,189

	134,422	—	—	(380)	134,042

Gains on Asset Dispositions and Impairments, Net	2,164	—	—	—	2,164

Operating Loss	(32,650)	—	—	380	(32,270)

Other Income (Expense):
Interest income	219	—	—	—	219
Interest expense	(13,616)	—	—	—	(13,616)
Derivative gains, net	(1)	—	—	—	(1)
Foreign currency losses, net	1,991	—	—	—	1,991
Other, net	(41)	—	—	—	(41)

	(11,448)	—	—	—	(11,448)

Loss from Continuing Operations Before Tax Benefit and Equity in
Earnings of 50% or Less Owned Companies	(44,098)	—	—	380	(43,718)
Income Tax (Benefit)	(4,055)	—	—	80	(3,975)

Loss Before Equity in Earnings of 50% or Less Owned Companies	(40,043)	—	—	300	(39,743)
Equity in Earnings Gains of 50% or Less Owned Companies, Net of Tax	6,089	(3,822)	(1,642)	—	625

Loss from Continuing Operations	(33,954)	(3,822)	(1,642)	300	(39,118)

Net Loss	(33,954)	(3,822)	(1,642)	300	(39,118)
Net Income attributable to Noncontrolling Interests in Subsidiaries	3	—	—	—	3

Net Loss attributable to SEACOR Marine Holdings Inc.	$(33,957)	$(3,822)	$(1,642)	$300	$(39,121)

Net Loss Per Common Share from Continuing Operations:
Basic	$(1.28)				$(1.47)
Diluted	(1.28)				(1.47)
Net Loss per Share:

Basic	$(1.28)				$(1.47)

Diluted	$(1.28)				$(1.47)

Weighted Average Common Shares and Warrants Outstanding:
Basic	26,522,808				26,522,808
Diluted	26,522,808				26,522,808

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

SEACOR MARINE HOLDINGS INC.

PRO FORMA CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)

For the Six Months Ended June 30, 2022

(in thousands, except share data, unaudited)

	Historical	Sale of Interest in MexMar JV (7)	Sale of Interest in OVH JV	Sale of Other Assets	Pro Forma
Net Loss	$(33,954)	$(3,822)	$(1,642)	$300	$(39,118)

Other Comprehensive Loss:
Foreign currency translation losses, net	(4,563)	—	—	—	(4,563)
Derivative gains on cash flow hedges	1,156	—	—	—	1,156
Reclassification of derivative losses on cash flow hedges to interest expense	637	—	—	—	637
Reclassification of derivative gains on cash flow hedges to equity in losses of 50% or less owned companies	675	(675)	—	—	—

	(2,095)	(675)	—	—	(2,770)
Income tax benefit	—	—	—	—	—

	(2,095)	(675)	—	—	(2,770)

Comprehensive Loss	(36,049)	(4,497)	(1,642)	300	(41,888)
Comprehensive Income attributable to Noncontrolling Interests in Subsidiaries	3	—	—	—	3

Comprehensive Loss attributable to SEACOR Marine Holdings Inc.	$(36,052)	$(4,497)	$(1,642)	$300	$(41,891)

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

SEACOR MARINE HOLDINGS INC.

PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)

For the Year Ended December 31, 2021

(in thousands, except share data, unaudited)

	Historical	Sale of Interest in MexMar JV(8)	Sale of Interest in OVH JV(9)	Sale of Other Assets(10)	Pro Forma
Operating Revenues	$170,941	$—	$—	$—	$170,941

Costs and Expenses:
Operating	127,406	—	—	(214)	127,192
Administrative and general	37,639	—	—	—	37,639
Lease expense	6,085	—	—	—	6,085
Depreciation and amortization	57,395	—	—	(780)	56,615

	228,525	—	—	(994)	227,531

Gains on Asset Dispositions and Impairments, Net	20,436	—	—	—	20,436

Operating Loss	(37,148)	—	—	994	(36,154)

Other Income (Expense):
Interest income	1,302	—	—	—	1,302
Interest expense	(28,111)	—	—	—	(28,111)
SEACOR Holdings guarantee fees	(7)	—	—	—	(7)
Gain on debt extinguishment	61,994	—	—	—	61,994
Derivative gains, net	391	—	—	—	391
Foreign currency losses, net	(1,235)	—	—	—	(1,235)
Gain from return of investments in 50% or less owned companies and other, net	9,441	—	—	—	9,441

	43,775	—	—	—	43,775

Income from Continuing Operations Before Tax Expense and Equity in Earnings of 50% or Less Owned Companies	6,627	—	—	994	7,621

Income Tax Expense:
Current	6,633	—	—	—	6,633
Deferred	4,860	—	—	209	5,069

	11,493	—	—	209	11,702

Loss Before Equity in Earnings of 50% or Less Owned Companies	(4,866)	—	—	785	(4,081)
Equity in Earnings Gains of 50% or Less Owned Companies, Net of Tax	15,078	(10,491)	(809)	—	3,778

Income (Loss) from Continuing Operations	10,212	(10,491)	(809)	785	(303)
Income on Discontinued Operations, Net of Tax (see Note 20)	22,925	—	—	—	22,925

Net Income	33,137	(10,491)	(809)	785	22,622
Net Income attributable to Noncontrolling Interests in Subsidiaries	1	—	—	—	1

Net Income attributable to SEACOR Marine Holdings Inc.	$33,136	$(10,491)	$(809)	$785	$22,621

Net Earnings (Loss) Per Common Share from Continuing Operations:
Basic	$0.40				$(0.01)
Diluted	0.40				(0.01)
Net Earnings Per Share from Discontinued Operations:
Basic	0.90				0.90
Diluted	0.90				0.90
Net Earnings per Share:

Basic	$1.30				$0.89

Diluted	$1.30				$0.89

Weighted Average Common Shares and Warrants Outstanding:
Basic	25,444,693				25,444,693
Diluted	25,495,527				25,495,527

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

SEACOR MARINE HOLDINGS INC.

PRO FORMA CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)

For the Year Ended December 31, 2021

(in thousands, except share data, unaudited)

	Historical	Sale of Interest in MexMar JV(11)	Sale of Interest in OVH JV	Sale of Other Assets	Pro Forma
Net Income	$33,137	$(10,491)	$(809)	$785	$22,622

Other Comprehensive Income:
Foreign currency translation gains, net	3,986	—	—	—	3,986
Derivative gains on cash flow hedges	219	—	—	—	219
Reclassification of derivative losses on cash flow hedges to interest expense	1,648	—	—	—	1,648
Reclassification of derivative losses on cash flow hedges to equity in losses of 50% or less owned companies	(588)	588	—	—	—

	5,265	588	—	—	5,853
Income tax expense	—	—	—	—	—

	5,265	588	—	—	5,853

Comprehensive Income	38,402	(9,903)	(809)	785	28,475
Comprehensive Income attributable to Noncontrolling Interests in Subsidiaries	1	—	—	—	1

Comprehensive Income attributable to SEACOR Marine Holdings Inc.	$38,401	$(9,903)	$(809)	$785	$28,474

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

SEACOR MARINE HOLDINGS INC.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, unaudited)

Pro Forma Consolidated Balance Sheet at June 30, 2022 Adjustments

(1)

As of June 30, 2022, we owned a 49% equity interest in the joint venture MexMar that was accounted for under the equity method. The adjustments represent the removal of the balance of our equity investment which was disposed in the transaction as well as the impact of accumulated other comprehensive income primarily related to the reclassification of cashflow hedges held by the joint venture.

(2)

As of June 30, 2022, we owned a 49% equity interest in the joint venture OVH that was accounted for under the equity method. The adjustments represent the removal of the balance of our equity investment including a vessel loan agreement with the joint venture which was included in the transaction.

(3)

The adjustments represent sale of the SEACOR Davis vessel and related assets and liabilities and the addition of the full ownership of the SEACOR Marlin as of the balance sheet date. The assets include property plant and equipment at cost and accumulated depreciation for this vessel as well as inventory associated with the assets. The liabilities include outstanding payables and accrued expenses related to the drydocking of the asset on behalf of the purchaser which was ongoing at the balance sheet date and the impact of the temporary tax differences included in the deferred income taxes.

Pro Forma Consolidated Statement of Income (Loss) for the six months ended June 30, 2022 Adjustments

(4)	The adjustments represent equity in earnings in our 49% equity interest in MexMar for the six months ended June 30, 2022.

(5)	The adjustments represent equity in earnings in our 49% equity interest in OVH for the six months ended June 30, 2022.

(6)	The adjustments represent the historical operating costs, depreciation and tax effect for the six months ended June 30, 2022, which are removed as a result of the sale of the SEACOR Davis.

Pro Forma Consolidated Statement of Comprehensive Income (Loss) for the six months ended June 30, 2022 Adjustments

(7)

As of June 30, 2022, we owned a 49% equity interest in the joint venture MexMar that was accounted for under the equity method. The adjustments represent the impact of accumulated other comprehensive income primarily related to the reclassification of cashflow hedges held by the joint venture with the corresponding effect included in our equity investment on the balance sheet, which was disposed in the transaction.

Pro Forma Consolidated Statement of Income (Loss) for the year ended December 31, 2021 Adjustments

(8)	The adjustments represent equity in earnings in our 49% equity interest in MexMar for the year ended December 31, 2021.

(9)	The adjustments represent equity in earnings in our 49% equity interest in OVH for the year ended December 31, 2021.

(10)	The adjustments represent the historical operating costs, depreciation and tax effect for the year ended December 31, 2021, which are removed as a result of the sale of the SEACOR Davis.

Pro Forma Consolidated Statement of Comprehensive Income (Loss) for the year ended December 31, 2021 Adjustments

(11)

As of December 31, 2021, we owned a 49% equity interest in the joint venture MexMar that was accounted for under the equity method. The adjustments represent the impact of accumulated other comprehensive income primarily related to the reclassification of cashflow hedges held by the joint venture with the corresponding effect included in our equity investment on the balance sheet, which was disposed in the transaction.